As filed with the Securities and Exchange Commission on August 5, 2005
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 NCT GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                 59-2501025
  --------------------------------          --------------------------------
    (State or other jurisdiction                    (IRS Employer
         of incorporation)                       Identification No.)

    20 Ketchum Street, Westport, Connecticut                     06880
--------------------------------------------               -----------------
    (Address of principal executive offices)                   (Zip Code)


                  NCT Group, Inc. 2001 Stock and Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                  Cy E. Hammond
                Senior Vice President and Chief Financial Officer
                                 NCT Group, Inc.
                                20 Ketchum Street
                           Westport, Connecticut 06880

--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (203) 226-4447
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
   Title of                         Proposed          maximum
  securities        Amount           maximum          aggregate     Amount of
    to be            to be       offering price       offering     registration
  registered     registered (1)     per share           price          fee
--------------  ---------------  --------------   ---------------  -------------
 Common Stock      93,514,849      $0.06913 (2)    $6,464,681.51      $760.89
--------------  ---------------  --------------   ---------------  -------------
 Common Stock     524,485,151      $0.01350 (3)    $7,080,549.54      $833.38
--------------  ---------------  --------------   ---------------  -------------

(1) Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered under the NCT Group, Inc. 2001 Stock and Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(2) Weighted average exercise price of options and awards granted under the NCT Group, Inc. 2001 Stock and Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and Rule 457(h)(1) promulgated under the Securities Act of 1933, based on the average of the bid and ask price for the common stock on the NASD OTC Bulletin Board on August 1, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by NCT Group, Inc. (the "Registrant") are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2005 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end the fiscal year ended December 31, 2004; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 30, 1990, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents with the Commission.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.   Descriptions of Securities.

     Not applicable.

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

Item 5.   Interests of Named Experts and Counsel.

     The validity of the securities registered hereby has been passed upon by Mark Melnick, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Melnick beneficially owns options to purchase Common Stock granted under the NCT Group, Inc. 2001 Stock and Incentive Plan.

Item 6.   Indemnification of Officers and Directors.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees)
incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article VIII of the Registrant's Second Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by
Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Registrant's Second Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance for members of its Board of Directors and executive officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.


  Exhibit No.                        Description of Exhibit
  -----------                        ----------------------

    4.1(a) Second Restated Certificate of Incorporation of NCT Group, Inc. (Exhibit 3(a) to the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-60574), filed on September 5, 2001).
                    (1)

    4.1(b) Certificate of Amendment of Second Restated Certificate of Incorporation of NCT Group, Inc. (Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated June 28, 2005 (File No. 0-18267)). (1)

    4.2 By-Laws of NCT Group, Inc. (Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated June 28, 2005 (File No. 0-18267)). (1)

    4.3(a) Certificate of Designation, Preferences and Rights of Series H Convertible Preferred Stock of NCT Group, Inc. (Exhibit 3(c) to the Registrant's Pre-effective Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-60574), filed on August 9, 2002). (1)

    4.3(b) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series H Convertible Preferred Stock of NCT Group, Inc. (Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 0-18267)). (1)

    4.4 Certificate of Designation, Preferences and Rights of Series I Convertible Preferred Stock of NCT Group, Inc. (Exhibit
                    3.1 to the Registrant's Current Report on Form 8-K dated March 16, 2005 (File No. 0-18267)). (1)

    4.5 NCT Group, Inc. 2001 Stock and Incentive Plan, as amended and restated as of June 28, 2005 (Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated June 28, 2005 (File No. 0-18267)). (1)

    5               Opinion of Mark Melnick, Esq.  (2)

    23.1            Consent of Mark Melnick, Esq. (included in Exhibit 5). (2)

    23.2            Consent of Eisner LLP.  (2)

    24 Power of Attorney (included as a part of the signature page hereto). (2)

    ----------
    (1) Incorporated by reference.
    (2) Filed herewith.

Item 9.   Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, this 5th day of August, 2005.

                                           NCT GROUP, INC.

                                           By:  /s/ Michael J. Parrella
                                                --------------------------------
                                                Michael J. Parrella
                                                Chairman of the Board and
                                                Chief Executive Officer

     Each person whose signature  appears below constitutes and appoints Michael
J.  Parrella  and Cy E.  Hammond  and each of them,  his or her true and  lawful
attorneys-in-fact   and  agents,  each  with  full  power  of  substitution  and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                       Title                           Date
       ---------                       -----                           ----

/s/  Michael J. Parrella       Chairman of the Board of           August 5, 2005
-------------------------      Directors and Chief
Michael J. Parrella            Executive Officer

/s/  Irene Lebovics            President and Director             August 5, 2005
-------------------------
Irene Lebovics

/s/  Cy E. Hammond             Senior Vice President, Chief       August 5, 2005
-------------------------      Financial Officer and Director
Cy E. Hammond

/s/  John J. McCloy II         Director                           August 5, 2005
-------------------------
John J. McCloy II

/s/  Sam A. Oolie              Director                           August 5, 2005
-------------------------
Sam A. Oolie


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